Exhibit 10

                                        September 27, 1996

          JP Foodservice, Inc.
          JPF Holdings, Inc.
          9830 Patuxent Woods Drive
          Columbia, MD  21046
          Attention: James L. Miller
                      Chairman, CEO and President

          Dear Jim:

                    Sara Lee Foodservice Holdings, Inc. ("SLFH"), as a Permitted Transferee of PYA/Monarch, Inc. ("PYA"), and The Sara Lee Foundation ("SLF") hereby give notice to JP Foodservice, Inc. (the "Company") of the exercise of their demand registration rights with respect to the 5,138,210 shares of Company Common Stock beneficially owned by SLFH and the 1,000,000 shares of Company Common Stock beneficially owned by SLF, pursuant to Section 3.01 of the Amended and Restated Registration Rights Agreement (the "Agreement"), dated November 22, 1994, by and among the Company, PYA, and certain other parties thereto, and that certain Letter Agreement (the "Letter Agreement"), dated July 16, 1996, between the Company and PYA which amends the Agreement. In accordance with the terms of the Agreement and the Letter Agreement, the Company is required to file a registration statement for registra-tion of the shares referred to herein as promptly as reasonably practicable, but in no event more than seven
          (7) business days following receipt of this notice. Capitalized terms not otherwise defined herein are used as defined in the Agreement. This notice is given in accordance with Section 3.03 of the Agreement as amended by the Letter Agreement. SLFH is a Permitted Transferee of PYA under the Agreement by virtue of the transfer of all of the shares of Company Common Stock held by PYA to SLFH on September 26, 1996.

                                   SARA LEE FOODSERVICE HOLDINGS, INC.

                                   By: /s/ Roderick A. Palmore
                                       ____________________________
                                       Name:  Roderick A. Palmore
                                       Title: Vice President

                                   THE SARA LEE FOUNDATION

                                   By: /s/ John J. Witzig
                                       ____________________________
                                       Name:  John J. Witzig
                                       Title: Vice President